Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Completes Redemption of Partnership and
Asset Exchange with its Joint Venture Partner

Bethesda, MD, October 20, 2016 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has completed an agreement with its joint venture partner, Denihan Hospitality Group (“Denihan”), redeeming the Company’s 49 percent interest in its joint venture which owns six upper upscale hotels (the “Manhattan Collection”) in Manhattan, New York.

As part of this transaction, which valued the Manhattan Collection at $820.0 million, the Company has assumed a 100 percent economic interest in the 618-room Manhattan NYC and the 252-room Dumont NYC. Denihan has assumed a 100 percent economic interest in the remaining four hotels of the Manhattan Collection, which includes The Benjamin, Fifty NYC, Shelburne NYC and Gardens NYC.

“We are very pleased to announce the successful completion of the redemption of our joint venture partnership interest and asset exchange with Denihan,” noted Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “We have assumed complete ownership of the Manhattan NYC and Dumont NYC hotels, fully unencumbered by brand and management, which significantly enhances the saleability of these hotels. We also value and appreciate the partnership we’ve had with Denihan in New York and want to acknowledge their desire to complete this transaction.”

Highlights of the key terms of the Redemption Agreement and transaction are as follows:

•
Total valuation of Manhattan Collection (as agreed by the parties): $820.0 million (valuation implies a 19.4x EBITDA Multiple and a 4.3% net operating income capitalization rate, after an assumed annual capital reserve of 4.0% of total hotel revenues, based on the trailing twelve-month operating performance for the period ended September 30, 2016);

•
The Company assumed full ownership of the Manhattan NYC and Dumont NYC hotels, total valuation (as agreed by the parties): $342.5 million (valuation implies a 19.5x EBITDA Multiple and a 4.3% net operating income capitalization rate, after an assumed annual capital reserve of 4.0% of total hotel revenues, based on the trailing twelve-month operating performance for the period ended September 30, 2016);

•	Both hotels have management agreements that are now fully terminable at will;

•
The Company also received $59.3 million of proceeds from Denihan in connection with the asset exchange, representing a partial disposition of the Company’s joint venture assets. The Company also received the full repayment of its $50.0 million, 9.75 percent preferred investment in the joint venture;

•	All debt previously secured by the Manhattan Collection has been refinanced, and the Company’s remaining debt is now fully prepayable without penalty;

•	Pebblebrook’s estimated transaction costs associated with the exchange of interests: $11.0 - $13.0 million;

•
Net change in total corporate outstanding debt after completion of the transaction (including the Company’s prior allocable share of the joint venture’s debt) and estimated transaction costs: reduced by $72.0 - $74.0 million; and

•	Estimated impairment charge, including transaction costs, to be recorded in the third quarter due to the Redemption of Partnership and Asset Exchange Agreement: $60.0 - $65.0 million.

“The completion of the redemption and asset exchange is an important achievement toward our objective of reducing our investments in New York,” advised Thomas C. Fisher, Chief Investment Officer for Pebblebrook Hotel Trust. “We are actively marketing these two hotels for sale and continue to be encouraged with the interest shown by the investment community, from both domestic and international investors, in high-quality Manhattan real estate.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, with a total of 8,107 guest rooms. The Company owns hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Coral Gables, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB

All information in this press release is as of October 20, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Manhattan Collection
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve Months Ended
September 30,
2016

Hotel net income	$23.7

Adjustment:
Depreciation and amortization	18.5

Hotel EBITDA	$42.2

Adjustment:
Capital reserve	(7.0)

Hotel Net Operating Income	$35.2

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve month hotel EBITDA and trailing twelve month hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotels' trailing twelve month EBITDA and trailing twelve month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotels' financial performance. The table above is a reconciliation of the hotels' trailing twelve month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Manhattan NYC and Dumont NYC, Combined
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
Trailing Twelve Months
(Unaudited, in millions)

Twelve Months Ended
September 30,
2016

Hotel net income	$9.3

Adjustment:
Depreciation and amortization	8.2

Hotel EBITDA	$17.5

Adjustment:
Capital reserve	(2.9)

Hotel Net Operating Income	$14.6

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented trailing twelve month hotel EBITDA and trailing twelve month hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotels' trailing twelve month EBITDA and trailing twelve month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotels' financial performance. The table above is a reconciliation of the hotels' trailing twelve month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2015	2015	2015	2015	2015

Occupancy	78%	87%	89%	82%	84%
ADR	$224	$247	$259	$238	$243
RevPAR	$176	$216	$229	$194	$204

Hotel Revenues	$186.5	$220.3	$229.5	$206.0	$842.4
Hotel EBITDA	$51.7	$81.2	$87.2	$66.9	$286.9
Hotel EBITDA Margin	27.7%	36.8%	38.0%	32.5%	34.1%

	First Quarter	Second Quarter
	2016	2016
Occupancy	82%	88%
ADR	$231	$251
RevPAR	$189	$221

Hotel Revenues	$198.7	$226.2
Hotel EBITDA	$59.1	$83.0
Hotel EBITDA Margin	29.7%	36.7%

These historical hotel operating results include information for all of the hotels the Company owned as of October 20, 2016. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.